UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 12, 2008
ViaSat, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21767	33-0174996

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
6155 El Camino Real
Carlsbad, California 92009
(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On November 12, 2008, ViaSat, Inc. entered into a Launch Services Agreement (“Launch Services Agreement”) with Arianespace, a European launch services provider, for the launch of ViaSat’s high capacity ViaSat-1 satellite. Pursuant to the Launch Services Agreement, an Ariane 5 rocket will launch the ViaSat-1 satellite to geostationary transfer orbit from the Guiana Space Center in Kourou, French Guiana. The total price for the launch is expected to be approximately $108 million, subject to certain adjustments. Under the terms of the Beam Sharing Agreement dated January 11, 2008 between ViaSat and Loral Space & Communications, Inc. (“Loral”), Loral will reimburse ViaSat for 15% of the payments due under the Launch Services Agreement (and ViaSat will remain responsible for the remaining 85% of the payments). The amounts due under the Launch Services Agreement are payable in periodic installments from the date of execution of the Launch Services Agreement through the launch of the ViaSat-1 satellite, with a substantial majority payable during the final 12 months prior to launch. Although the launch date is projected to occur in early 2011, ViaSat may postpone and reschedule the launch for any reason at its sole discretion. ViaSat also has the right to terminate the launch with notice to Arianespace and the payment of a termination fee in an amount that would be based upon the date ViaSat exercises its termination right. The foregoing description of the Launch Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Launch Services Agreement dated November 12, 2008 between ViaSat, Inc. and Arianespace.
This report contains forward-looking statements regarding future events that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified in our most recent reports on Forms 10-K, 10-Q and 8-K, and our other filings with the Securities and Exchange Commission. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2008	ViaSat, Inc.
	By:	/s/ Paul Castor
Paul Castor
Associate General Counsel